UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2020

Axovant Gene Therapies Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB, United Kingdom (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +44 203 997 8931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	AXGT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02 Termination of a Material Definitive Agreement.

On April 14, 2020, Axovant Gene Therapies Ltd. gave notice to voluntarily prepay all outstanding principal, accrued interest, fees and other amounts, equal to approximately $16.0 million, under the loan and security agreement, dated February 2, 2017 and amended from time to time, by and among us and our wholly owned subsidiaries Axovant Holdings Ltd., Axovant Sciences GmbH and Axovant Sciences Inc., and Hercules Capital, Inc., as lender and agent, or the Loan Agreement. In addition to prepayment of principal, we will also pay Hercules Capital, Inc. a prepayment charge equal to 1.0% of outstanding principal, or approximately $157,000.

Following the prepayment, which is expected to occur upon or shortly after the expiration of a seven business day notice period, all obligations, liens and security interests under the Loan Agreement, including guarantees issued by Axovant Sciences Inc., our wholly owned subsidiary, and Roivant Sciences Ltd., a significant shareholder, will be released, discharged and satisfied in full.

Borrowings under the Loan Agreement bear interest at a variable per annum rate calculated for any day as the greater of either (A) the prime rate plus 6.80% and (B) 11.55% and mature on March 1, 2021. Under the Loan Agreement, we are obligated to make monthly payments of accrued interest until August 1, 2020, followed by monthly payments of principal and interest from September 1, 2020 through the maturity date. In addition, we are required to use commercially reasonable efforts to afford Hercules Capital, Inc. the opportunity to participate in future underwritten equity offerings of our common shares up to a total of $3.0 million. For a description of the terms of the Loan Agreement, please see our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, filed on February 10, 2020.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOVANT GENE THERAPIES LTD.

Dated:	April 20, 2020
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Principal Financial Officer and Principal Accounting Officer